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                          CERTIFICATE OF INCORPORATION

                                       OF

                          SPELLING MERGER CORPORATION

                                 *  *  *  *  *

         I. The name of this corporation is Spelling Merger Corporation (hereinafter referred to as the "Corporation").


         II. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporate Trust Center, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


         III. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


         IV. The aggregate number of shares of capital stock (referred to herein as "Shares") which the Corporation shall have authority to issue is three hundred and twenty million (320,000,000) Shares, of which 300,000,000 will be common stock having a par value of one tenth of one cent ($.001) per share (the "Common Stock"), and 20,000,000 will be series preferred stock having a par value of one tenth of one cent ($.001) per share (the "Series Preferred Stock"). The Series Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the board of directors by resolution shall designate it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of a series, including any preferences, voting powers, dividend rights and redemptions, sinking funds and conversion rights. Subject to the express terms of the Series Preferred Stock outstanding at the time, the Board of Directors may increase (but not above the total number of authorized shares of the class) or decrease (but not below the total number of shares thereof then outstanding) the number of shares.


         V. The name and mailing address of the incorporator are as follows:

         NAME                MAILING ADDRESS
         ----                ---------------
Greer C. Bosworth            c/o Spelling Entertainment Group Inc.
                             5700 Wilshire Blvd.  Suite 575
                             Los Angeles, CA 90036

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         VI.     The Corporation is to have perpetual existence. The
Corporation elects to not be governed by Section 203 of the Delaware General Corporation Law.


         VII.    Indemnification of Directors and Officers

         Section 1. The Corporation shall, to the fullest extent not prohibited by the Delaware General Corporation Law, as the same may be amended and supplemented (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") from and against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 2. Expenses incurred by an officer or director in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfactory undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

         Section 3. Indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. Indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability. The Corporation may create a trust fund or use other means to ensure the payment of such amounts as may be necessary to effect indemnification.

         Section 6. The right to indemnification is a contract right and, therefore, cannot be retroactively eliminated by a later
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shareholder vote.


         Section 7. A director or officer may apply to the Court of Chancery to hear and determine a claim for advancement of expenses or indemnification. Any prior determination by the Board of Directors, independent counsel or the shareholder that such person is not entitled to indemnification shall not create a presumption that the claimant is not so entitled.

         Section 8. Any director or officer of the Corporation serving in any capacity with a majority-owned subsidiary or any employee benefit plan of the Corporation or any majority-owned subsidiary corporation shall be deemed to be doing so at the request of the Corporation.

         Section 9. Any person entitled to be indemnified may elect to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the events giving rise to the action, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification is sought.

         VIII. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law for: (i) any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) any willful or negligent conduct in connection with the payment of illegal dividends or unlawful stock repurchases or redemptions, pursuant to Section 174 of the General Corporation Law of Delaware; or (iv) any transaction from which such director derived an improper personal benefit.

         IX. In furtherance and not in limitation of the powers conferred by statute, board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         X. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         XI. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

         XII. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
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         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of April, 1995.



                                          ____________________________________
                                          Greer C. Bosworth, Incorporator